                                                                    EXHIBIT 10.9

Certain portions of this Exhibit have been deleted and filed separately with the Commission pursuant to Rule 406. (Spaces corresponding to deleted portions appear in brackets with asterisks.)

                                SUPPLY AGREEMENT

THIS AGREEMENT is made as of the 2nd day of May 1991, between Polychrome Corporation, a Division of Sun Chemical Corporation, a Delaware Corporation having its principal offices at 137 Alexander Street, Yonkers, New York 10702 ("POLYCHROME"), and Printware, Inc. a Minnesota Corporation, having its principal offices at 1385 Mendota Heights Road, St. Paul, Minnesota 55120 ("PRINTWARE").

WHEREAS, POLYCHROME and PRINTWARE have cooperated in and made valuable contributions to the development of digital laser platemaking systems (the "SYSTEMS"), comprised of tangible and intangible components including equipment, consumables, technical services, know-how and proprietary and confidential information ("SYSTEMS COMPONENTS"); and

WHEREAS, each party intends to sell SYSTEMS bearing its own label to third parties on its own account; and

WHEREAS, in order to offer comprehensive SYSTEMS for sale to third parties, each party wishes to obtain certain SYSTEMS COMPONENTS from the other;

NOW, THEREFORE, the parties agree to the following:

1.0  DEFINITIONS

1.1  POLYCHROME shall mean Polychrome Corporation, Polychrome Ltd.,
Polychrome G.m.b.H., Polychrome France S.A.R.L., and any subsidiary or affiliate of any one of them.

1.2 PRODUCTS shall mean those tangible SYSTEMS COMPONENTS set forth on SCHEDULE 1.2, attached hereto. From time to time during the term of this Agreement, the parties may add or delete PRODUCTS covered by the Agreement upon mutual written agreement.

1.3 SERVICES shall mean those services more specifically described in Section 7 below.

1.4 CONFIDENTIAL INFORMATION shall mean all information which is disclosed by either party to the other in connection with this Agreement and is specifically designated in writing as such (or if disclosed orally, confirmed in writing within thirty (30) days of such disclosure). CONFIDENTIAL INFORMATION does not include information which is or becomes a matter of public knowledge without the fault of the recipient party; was known to recipient party prior to disclosure to it by the other party; or was or is received by the recipient party from a third person under circumstances permitting its disclosure. CONFIDENTIAL INFORMATION shall be used solely for purposes contemplated by this Agreement including provision of SERVICES and installation, operation, maintenance, support and development of the PRODUCTS furnished hereunder. CONFIDENTIAL INFORMATION shall be protected by the recipient from disclosure to others to the same extent it would protect its own confidential or proprietary information.

1.5 TERM shall mean the period of two (2) years commencing on April 1, 1991 and terminating on March 31, 1993; provided that this Agreement shall be automatically renewed for successive one-year terms unless either party gives the other written notice of termination at least one hundred and eighty (180) days prior to the end of the term then in effect.

1.6  TERRITORY shall mean the United States, Canada and Europe.

2.0  DELIVERY

2.1 All PRODUCTS shall be sold F.O.B. point of manufacture, and according to the ordering party's written instructions. Risk of loss and title shall pass when goods are placed with a common carrier.

2.2 The supplying party shall ship PRODUCTS in accordance with Purchase Orders, packaged in adequate boxes or containers. Any Purchase Order terms and conditions at variance with or in addition to those of this Agreement shall be of no force and effect. The supplying party shall apply labels to and insert health and safety information in the boxes and containers. The supplying party shall additionally label those products which it supplies with the ordering party's logo and mark. The ordering party shall furnish all appropriate copy and artwork therefor at its expense.

2.3 The supplying party shall set and confirm delivery schedules immediately upon receipt of a Purchase Order. When existing priorities and schedules prevent strict compliance with requested delivery dates, orders will be entered as closely as possible to the requested delivery date and the ordering party will be advised of the actual shipping schedule. If a supplying party cannot ship duly ordered PRODUCTS within (30) days of dates requested the ordering party may cancel the order in whole, or in part, with no penalties or charges as otherwise defined under Section 3.

2.4 Upon request, a supplying party shall assist the receiving party in preparing such documentation as may be required to export any products to or perform SERVICES at locations outside the country of origin, but all fees and costs shall be for the receiving party's account.

3.0  PRICES

3.1 Unit prices shall be as set forth in SCHEDULE 1.2, subject to the provisions for price adjustments herein. Prices are firm for the first twelve
(12) months of this Agreement, except prices may be decreased at any time. Price decreases will apply to all orders shipped on or after the effective date of the decrease.

3.2 After the initial twelve (12) months, prices may be increased no more than once per twelve (12) month period and then only provided the party increasing the price gives the other party at least ninety (90) days notification before the effective date of any such price change. In the event of a price increase notification the purchasing party may increase PRODUCT quantities purchased at the then present price provided delivery is requested prior to the price increase date; provided, however, that any such increased order shall be made in good faith and in a commercially reasonable manner (taking into account such factors as historical order figures). Either party, after receipt of written notification of a price increase, may terminate this Agreement without further liability. In the event of such termination, the parties agree to accept shipments and to deliver units under the then scheduled Purchase Orders.

3.3 The foregoing notwithstanding, in the event the established pricing is not industry competitive or does not provide reasonable gross margins for either party, the parties agree to renegotiate prices in good faith. In the event reasonably industry-competitive pricing with reasonable margins is not achieved for any reasons, either party may terminate this Agreement upon one hundred and eighty (180) days' written notice and neither party shall have any further liability to the other.

4.0  PAYMENTS

4.1 Terms of payment shall be net 30 days from date of invoice (which shall not precede shipment). For Polychrome Corporation, any payment mailed on or before, and for non-domestic POLYCHROME affiliates a wire transfer sent before, the thirtieth day from the date of invoice shall be deemed to have been made within the 30 day period. POLYCHROME shall receive an additional $3,000 discount for each complete SYSTEM (i.e., platesetter and RIP system) purchased for the continental United States with SERVICES (as set forth in Section 6.2) fully paid for within fifteen (15) days. All accounts unpaid after 30 days by either party shall bear interest at the rate of one percent (1%) per month.

4.2 Each party reserves the right to suspend further deliveries if the other fails to pay for any one shipment when payment becomes due and does not cure within ten (10) days of written notice of such nonpayment.

5.0  ORDERS

5.1 Each party will provide to the other an initial ninety (90) day Blanket Purchase Order for PRODUCTS and SERVICES, plus a forecast for the six (6) months immediately following the ninety (90) day period. Purchase Orders for the months subsequent to the initial 90 day Blanket Purchase Order will be provided monthly with each having a sixty (60) day lead time. Subsequent six (6) month forecasts will be provided quarterly. Each party will advise the other of significant forecast changes if they occur.

5.2 Blanket Purchase Order Releases and Subsequent Purchase Order Deferments or Cancellations.

Either party may alter specific delivery dates or cancel orders specified in the above in writing. The degree of penalty is based upon the lead time given.

A party may, without cost, upon more than seven (7) days written notice prior to scheduled shipment dates, defer shipment of any PRODUCT up to sixty (60) days. Delivery deferments provided within seven (7) days for same shall be subject to a deferment charge of 7% of the invoice price.

A party may request an advance in a scheduled shipment date and the supplying party will use its reasonable best efforts to meet the requested delivery, at no additional cost.

A party shall have the right to cancel any shipment scheduled for delivery under any acknowledged Purchase Order by written notice of cancellation prior to the scheduled delivery date if such party is not in default of its obligations under this Agreement at time of such notice. In any such case, the canceling party shall remit, within thirty (30) days following cancellation notice, a cancellation fee according to the following schedule:

Days before scheduled              Cancellation fee as
shipment date that                 percentage of invoice price
cancellation notice received
 0   -    30 days                  30%
31   -    60 days                  10%
61   -    or more                   0%

5.3 Changes. By mutual agreement an order may be suspended or changes may be made in quantity, model types, options, place of delivery, methods of shipment, or other particulars. If any such change causes an increase or decrease in the price of the PRODUCTS or in the time required for performance, the supplying party shall promptly notify the requesting party and an equitable adjustment shall be made. No changes shall be effective unless agreed to in writing by both parties.

6.0  SERVICES

6.1 PRINTWARE shall provide POLYCHROME and POLYCHROME's present and prospective customers with SYSTEMS sales and technical support for charge or no charge to POLYCHROME depending upon the nature of services specified below. Whether for charge or no charge, PRINTWARE will use best efforts to provide these SERVICES in a timely and quality manner when requested by POLYCHROME.

6.2  No Charge Services
POLYCHROME shall require SERVICES throughout the continental United States from PRINTWARE during the initial Term of this Agreement and the price of SYSTEMS sold to POLYCHROME in the continental United States already includes the cost of the following SERVICES:

     1) PRODUCT lead qualification training for POLYCHROME's sales organization.

     2) The marketing and selling of SYSTEMS (except consumable supplies) to customer leads provided by POLYCHROME.

     3)   Achieving SYSTEM acceptance by the end user.

     4)   Providing computer software support.

     5)   On-site warranty services.

In the continental United States, upon ninety (90) days' notice, POLYCHROME may elect not to use the above listed SERVICES (other than warranty services) from PRINTWARE and PRINTWARE will reduce prices for SYSTEMS sold to POLYCHROME to the same prices as sold to Polychrome Europe. However, any POLYCHROME order placed for a customer which had, within the prior one hundred and twenty (120) days, received a SYSTEM proposal (prepared with PRINTWARE assistance as contemplated above) will be sold at the price that includes the above-listed SERVICES. Otherwise, all orders placed will be billed at the price in effect at the time of order. If, at a later date, POLYCHROME again requests PRINTWARE to provide such SERVICES, then PRINTWARE will provide these SERVICES on a quality and timely basis and charge POLYCHROME at the then published rates (which shall be reasonably based upon PRINTWARE's current rates, attached hereto as SCHEDULE 6.1) or on a time and materials basis.

In Europe, POLYCHROME will not require PRINTWARE's SERVICES (other than warranty services). PRODUCT prices from PRINTWARE to POLYCHROME in these territories will not include SERVICES costs. If POLYCHROME requests PRINTWARE to provide SERVICES, then PRINTWARE will provide these SERVICES on a timely and quality basis and charge POLYCHROME at the then published rates (which shall be reasonably based upon PRINTWARE's current rates, attached hereto as
SCHEDULE 6.1), including reasonable expenses of travel from the United States as necessary.

6.3 It is expressly agreed that in performing SERVICES, PRINTWARE will be acting as POLYCHROME's limited agent as directly related to the provision of SERVICES hereunder. In performing SERVICES, PRINTWARE shall conduct itself as POLYCHROME's fiduciary with regard to customer relations and sensitive commercial information.

7.0  ADDITIONAL DUTIES OF THE PARTIES

7.1  Each party further agrees to the following:

     a) To make available to the other at no charge, in the United States training for technical support and applications sufficient to foster and promote sales and service of the SYSTEMS. However, the party requiring training will pay for all travel and living expenses incurred by its designated trainees.

     b) To supply to the other, at no charge, a reasonable amount of sales and technical support literature in English for all PRODUCTS sold.

     c) To advise the other party promptly of any modifications or improvements to the PRODUCTS and offer them to such other party. The supplying party agrees that any such modifications or improvements shall not be installed into PRODUCTS sold to the ordering party without written consent by the latter, which consent shall not be unreasonably withheld.

     d) As to equipment, to stock and supply spare parts, accessories, options and supplies for the PRODUCTS sold by it to the other party during the TERM, any renewals thereof, and for five (5) years after any individual PRODUCT is discontinued, whichever occurs first, at prices discounted at least 30% from the then current price list, which is to be provided no later than July 1, 1991. Spare parts for PRODUCTS shall be shipped, subject to availability, within two
(2) weeks after receipt of order and shall not be subject to any quantity limitations. Each party intends to stock spare parts adequate to meet routine needs of its customers, but the supplying party shall ship emergency orders for spare parts to locations designated by the requesting party by the most expeditious method by 5:00 P.M. of its local time the day following receipt of the emergency order.

     e) As to consumables (including plates and chemistry), to provide (itself or through a suitable alternative supplier) a continuing supply for five (5) years from the expiration of this Agreement.

     f) To advertise and otherwise promote the SYSTEMS at its own expense to an extent determined in its sole discretion.

     g) To market the PRODUCTS under its own trade name or trademark and not to use any trade name, trademark and/or logo of the other party or any which may be considered confusingly similar to those used by such other party. If a party requests the other to label PRODUCTS, packaging or any other material for such requesting party's benefit, the requesting party shall indemnify and hold the other party harmless from any and all infringement claims, losses or liabilities arising therefrom.

     h) To comply with all applicable laws and regulations relating to the sale, use, packaging and labeling of the PRODUCTS, including, but not limited to those related to OSHA, Right to Know legislation, and export/import of goods, with the cooperation of the other party as set out herein. All taxes, duties, fees, insurance and like costs incurred in connection with the sale of PRODUCTS under this Agreement, shall be for the purchasing party's account.

8.0  WARRANTY

8.1 Each party warrants that the PRODUCTS shall conform to the specifications attached hereto as SCHEDULE 8.1 ("SPECIFICATIONS") and shall be free from defects in materials or workmanship (a) as to hardware, for ninety (90) days from installation, (but in no event more than two hundred and seventy (270) days from the date of shipment), and (b), as to consumables, for twelve (12) months from date of shipment. Each party disclaims all other warranties, express or implied, including the implied warranties of merchantability or fitness for a particular purpose. Warranty will be further subject to the condition that the PRODUCTS have not been modified or altered without approval of the supplying party and have been stored, maintained and used with the appropriate processing equipment and chemistry as directed by the supplying party. A party's sole obligation on account of breach of warranty is to replace or repair defective PRODUCT, or at its discretion to issue a credit for same. The providing party retains the right to inspect any PRODUCT alleged to be defective. In no event shall either party be liable for any damages, whether direct, indirect, incidental or consequential.

9.0  PROPRIETARY RIGHTS INDEMNITY

9.1 Each party shall defend (at its expense) and indemnify the other in any and all suits brought by any third party for infringement of any proprietary right by reason of any PRODUCT furnished under this Agreement and its use, unless such infringement is caused by unauthorized modification of same by the receiving party. Each party shall notify the other promptly of any notice of claim of infringement and the manufacturing party shall have sole control of the defense of any action on such claim and all negotiations for its settlement or compromise. Each party shall reasonably cooperate in the defense of any alleged infringement as reasonably requested by the other. Neither party shall be responsible for any costs, expenses or compromises made without the allegedly infringing party's prior written consent. Obligations under this section shall survive this Agreement.

10.0 DISTRIBUTION

10.1 In partial consideration of contributions to the development of the SYSTEMS, including the provision of input of a confidential and proprietary nature, the fiduciary elements of this Agreement, and POLYCHROME's substantial investment in building a market for the SYSTEMS in the continental United States and Europe, PRINTWARE shall manufacture SYSTEMS as an OEM (private label) exclusively for POLYCHROME among metal lithographic plate manufacturers and POLYCHROME agrees to purchase its requirements for SYSTEMS exclusively from PRINTWARE. Notwithstanding the foregoing, PRINTWARE reserves the right to sell SYSTEMS under its own label directly, as an OEM (other than as qualified above) and through dealer/distributors.

10.2 The OEM exclusivity set forth in Section 10.1 is further conditioned upon POLYCHROME's purchase of a minimum of seventy-five (75) SYSTEMS during the initial two-year term of this Agreement. Loss of exclusivity shall be POLYCHROME's only liability for failure to meet such minimum.

11.0 NEW PRODUCTS, TECHNOLOGY, AND RIGHT TO MANUFACTURE
In consideration of the close cooperation of the parties in developing the SYSTEMS, the valuable resources each has expended in such development efforts, the mutual interest in fostering future developments, and the anticipated commercial value of same, the parties specifically agree as follows:

11.1 All information disclosed or generated during the course of SYSTEMS development will be deemed to be CONFIDENTIAL INFORMATION as defined under
Section 1.4 of this Agreement.

11.2 In the event the active collaboration of the parties generates patentable subject matter, the parties will cooperate in preparation and prosecution of a patent application (including execution of assignments of rights to each party equally) and will share expenses equally. However, if one party chooses not to pursue any application for patent, the other may proceed at its sole expense and retain sole title, right and interest thereto, but nothing shall relieve either party of its duty to cooperate in good faith with the other in the application/prosecution process.

11.3 Any additional PRODUCTS developed as a result of mutual cooperation may be added to the list of PRODUCTS and shall be sold and bought under this Agreement for prices to be negotiated in good faith.

11.4 Unless otherwise agreed, each party will bear its own development expenses.

11.5 In the event this Agreement is terminated by POLYCHROME pursuant to Section
13.1 (A) or (B) or PRINTWARE elects to cease manufacturing any PRODUCT, PRINTWARE shall offer to POLYCHROME the right of first refusal in all proprietary rights to such PRODUCT (including trade secrets, patents, licenses or other entitlement) necessary or desirable to make, have made, use and sell such PRODUCT on mutually agreeable terms and conditions to be negotiated in good faith. In the event this Agreement is terminated by PRINTWARE pursuant to
Section 13.1(A) or (B), POLYCHROME shall provide to PRINTWARE full authority and information adequate for PRINTWARE to approach POLYCHROME's vendors to directly source as an OEM any PRODUCT plate processing equipment, chemistry or supplies.

12.0 EXCLUSIVITY

12.1 In consideration of past and future contributions to development of the SYSTEMS, the fiduciary elements of this Agreement, and POLYCHROME's substantial investment in building a market for the SYSTEMS, PRINTWARE agrees that during the TERM or any renewal thereof, (a) it will purchase all of its requirements for OPC plates, plate processing equipment and plate processing chemistry from POLYCHROME, and (b) it will not enter into any OPC sensitized material or metal plate procurement relationship with any entity that manufactures, markets or sells printing plates, plate processing equipment or chemistry. If POLYCHROME is unable to achieve a selling price to PRINTWARE of 41% off the then-current list price per foot for OPC-D plates by January 1, 1992, PRINTWARE may thereupon seek to purchase (only) such plates from third parties (and, in such case, POLYCHROME may also purchase its requirements pursuant to Paragraph 12.2 from third parties as well).


12.2 In consideration of past and future contribution to the development of SYSTEMS (including the Models 1440 ES and MP platesetters, the Model 1440 MP ZipRip raster image processor and associated consumables), the fiduciary elements of this Agreement and PRINTWARE's substantial investment in SYSTEMS and market development, during the TERM of this Agreement and any renewal thereof, POLYCHROME agrees to purchase all its requirements for digital laser platemakers meeting the specific description in Schedule 1.2 from PRINTWARE. During the initial two-year TERM of this Agreement only, POLYCHROME agrees to purchase all its requirements for related IR-sensitive zinc oxide paper plates from PRINTWARE.

13.0 TERMINATION

13.1 PRINTWARE or POLYCHROME will have the right to immediately terminate this Agreement and/or any Purchase Orders hereunder if the other party:

A) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property, and/or is adjudged bankrupt, or

B) neglects or fails to perform or observe any existing or future material obligations(s) to the other party (including failure to meet SPECIFICATIONS and late delivery by more than 30 days) under this Agreement, and such condition(s) is not remedied within thirty (30) days after written notice thereof has been given particularizing the default.

13.2 Upon the termination of this Agreement each party shall promptly deliver to the other all price lists, information, brochures and such other pertinent documentation of the PRODUCTS or the requirements of customers as it may possess.

13.3 Neither party shall use or disclose to any other person CONFIDENTIAL INFORMATION for a period of five (5) years from the termination of this AGREEMENT.

14.0 MISCELLANEOUS PROVISIONS

14.1 The waiver by either party of a breach of this Agreement by the other shall not be deemed to be a waiver of any subsequent breach.

14.2 PRINTWARE and POLYCHROME each shall act as principals in all respects concerning this Agreement and neither of them shall hold itself out as the agent of the other, except as otherwise provided herein. Each party shall keep the other free from all expenses and costs other than those that may be specifically authorized by the other in writing.

14.3 All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to the party to whom notice is to be given, or by registered or certified mail, return receipt requested, or by confirmed facsimile or telex and the date upon which any such notice is received shall be deemed to be the date of such notice, irrespective of the date appearing therein. Each notice shall be addressed as follows (or to such other address as either party may designate pursuant to this paragraph):

                                If to POLYCHROME:

POLYCHROME CORPORATION
137 Alexander Street
Yonkers, New York 10702
Attn: William R. Palafox
Director, Imaging Systems

                                If to PRINTWARE:

PRINTWARE, INC.
1385 Mendota Heights Road
St. Paul, Minnesota 55120
Attn:  Daniel A. Baker

14.4 In any action by either party to collect the purchase price of the PRODUCTS or to otherwise enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees. Under no circumstances shall either party be liable for consequential damages.

14.5 This Agreement shall be governed by, and for all purposes be construed and deemed to be a contract made under and pursuant to, the laws of the State of Minnesota (without giving effect to any choice of law provisions thereunder).

14.6 If any provision hereof shall be determined to be illegal or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

14.7 Each party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of such obligations shall be prevented by any occurrence beyond the reasonable control of the party affected thereby.

14.8 The captions and headings set forth herein are for convenience and reference only.

14.9 Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent (which consent shall not be unreasonably withheld in the case of a requested assignment to an affiliate or subsidiary or to a purchaser or transferee of all or substantially all of the assets of a party) of the other and any attempt to do so will be null and void.

14.10 This Agreement, including the Schedules attached hereto, contains the entire agreement between the parties with respect to the subject matter hereof and may be changed only by written amendment signed by the parties. Any prior understandings and agreements between the parties are merged herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PRINTWARE, INC.                         POLYCHROME CORPORATION


By:   /s/ D. V. Mager                   By:   /s/ Donald O. Wheeler
   ----------------------------------      ---------------------------------

Title:   President                      Title:   President
      -------------------------------         ------------------------------

                                  SCHEDULE 1.2
                       POLYCHROME PRICE LIST TO PRINTWARE
                                 April 15, 1991

POLYCHROME CONSUMABLES:

1. OPC-D ALUMINUM PRINTING PLATES (1 ROLL/CARTON):

   - Specially formulated laser-exposable printing plates on .150mm thick graphic arts quality aluminum substrate. Capable of 50,000 copy run lengths.

         - Roll sizes:
            -9-3/8"     x  147 feet
            -10"        x  147 feet
            -11"        x  147 feet
            -13-3/8"    x  147 feet
            -14-1/2"    x  147 feet
            -15"        x  147 feet
            -15-1/2"    x  147 feet
            -16"        x  147 feet

   - Additional sizes available on request.  20 roll minimum order required.


                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)

     - Per square foot of roll plate material. .[**] . 1.80
     - Per square meter of roll plate material . . . . . . . . .[**]

2. OPC-D ALUMINUM PRINTING PLATES (CUT SHEETS, 50 PLATES/PACKAGE):

   - Specifically formulated laser-exposable printing plates on graphic arts quality aluminum substrate.
      - Up to 50,000 run length for 0.150mm thickness.
      - Up to 100,000 for greater thickness.

                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)

     - 0.150mm thickness
          - Per quare foot . . . . . . . . . . [**] .  1.70
          - Per square meter . . . . . . . . . . . . . . . . . [**]
     - 0.200mm thickness
          - Per square foot. . . . . . . . . . [**] .  1.75
          - Per square meter . . . . . . . . . . . . . . . . . [**]
     - 0.300mm thickness
          - Per square foot. . . . . . . . . . [**] .  1.78
          - Per square meter . . . . . . . . . . . . . . . . . [**]



                                 CONFIDENTIAL                         1

                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)
3. OPC-D LIQUID TONER CONCENTRATE
      - Liter. . . . . . . . . . . . . . . .  85.50.  120.00 .  49.36
      - 1/2 Liter bottle . . . . . . . . . .  42.75.  60.00

4. OPC-D LIQUID TONER DILUTED 30:1
      - Case (6 x 1 qt). . . . . . . . . . .  33.84.  56.40
      - 5 Litre containers . . . . . . . . . . . . . . . . . .  16.35

5. OPC-D DEVELOPER
      - 5 gallon cubitainer. . . . . . . . .  42.00.  84.93
      - 5 Litre containers . . . . . . . . . . . . . . . . . .  5.75

6. POLYCHROME FINISHING GUM
      - Gallon . . . . . . . . . . . . . . .  14.18.  26.93
      - 5 Litre containers . . . . . . . . . . . . . . . . . .  6.50

POLYCHROME EQUIPMENT:
                                               OEM     LIST    OEM
                                               USA     USA     EUROPE
                                               ---     ----    ------
                                              (US $)           (BRITISH
                                                               POUNDS
                                                               STERLING)
1. OPC 450 TABLETOP PLATE PROCESSOR:

   - Specially designed for Polychrome's OPC plates. Develop, wash, gum, dry functions.
        - Thermostatically-controlled developer heater.
        - Variable speed control, manual start/stop.
        - With delivery table and stand.
                                               [**] .  8,738. .[**]

2. OPC 450 PLATE PROCESSOR OPTIONS:

   -  Converts 450 tabletop processor to upright model
        - Stand. . . . . . . . . . . . . . . .  205. .  275. .  95
        - Delivery Table . . . . . . . . . . .  121. .  162. .  56

3. OPC 450 "SUPER" PLATE PROCESSOR:

   - Deluxe version of 450 model. Additional features include: plate transport system auto sensor start-up, auto stop at end of plate developing cycle, auto developer and gum replenishment, stand and delivery table.

                                               [**] .  10,709  [**]

4. OPC 450 PLATE PROCESSOR SPARE PARTS:

   -  Pending


                                 CONFIDENTIAL                         2

                                                        JOINT
                                                     U.S. SALES       OEM
                                                     ----------       ---
1440 MP PLATESETTER-ZIPRIP SYSTEM. . . . . . . . . . .  $[**]        $[**]

   1440 MP PLATESETTER - 220V.
      System includes:
        - Computer-to-metal-printing-plate imaging capability for 1st-generation output
        -  1200x1200 dpi resolution
        -  98 pica maximum plate width
        -  90 pica maximum imageable region
        -  Variable imaging length
        -  40" per minute imaging speed
        -  Compatible with 1440 MP Plate media
        -  120 lip halftone capability
        -  Liquid toner technology
        -  Operator key-pad with on-line diagnostics
        -  Automatic media cutter
        -  1440 MP ZipRip

1440 MP PLATESETTER. . . . . . . . . . . . . . . . . .    $[**]      $[**]
1440 MP ZIPRIP . . . . . . . . . . . . . . . . . . . .  $19,995    $12,995

1440 ZIPRIP-TM- OPTIONS

   Hard Disk Drives
      - 105 MB hard disk . . . . . . . . . . . . . . .   $1,350       $880
      - 210 MB hard disk . . . . . . . . . . . . . . .   $2,225     $1,445
   Internal Memory Upgrades
      - 4 MB RAM . . . . . . . . . . . . . . . . . . .   $1,500       $975
      - 16 MB RAM. . . . . . . . . . . . . . . . . . .   $6,000     $3,900

1440 MP PRODUCT OPTIONS

   Choice of one interpreter:
      - Printstyle-TM- (PostScript-Registered
        Trademark- compatible). . . . . . . . . . . . .    $N/C       $N/C
      - Printset-TM- (Printware native command set) . .    $N/C       $N/C
      - Autologic-Registered Trademark- ICL subset. . .  $1,000       $650
   Automatic Converter. . . . . . . . . . . . . . . . .    $695       $550
      - Automatic converter used to convert (etch)
        1440 Zinc Oxide Plates
   Optical Mastering System (on-line storage of data;
   high-speed access) . . . . . . . . . . . . . . . . . $19,040    $12,375
      - IBM-PS/2 model 30 Mastering Host, keyboard,
        monitor, SCSI cable, Printware optical master
        software, documentation
      - Optical Mastering Station: 2-400MB WORM disk
        drives, 20MB hard disk
   Mass Storage Options:
      - 800MB Optical Disk Drive (WORM), 400MB on-line
        per side. . . . . . . . . . . . . . . . . . . .  $5,000     $3,250
      - 800MB Optical Disk Media (400MB per side) . . .    $150       $120
   Diagnostics Option:
      - 1440 Information Terminal for diagnostic
        information and operational status of 1440
        Platesetter/Image Processor . . . . . . . . . .    $550       $385
   1440 Platesetter Stand . . . . . . . . . . . . . . .    $790       $555
      - Sturdy stand designed to hold the 1440 Platesetter.


                                 CONFIDENTIAL                         3

PRINTWARE CONSUMABLES                                                  OEM
                                                                       ---

   1440 Toner (6 x 1 qt.). . . . . . . . . . . . . . . . . . . .   $58/box
   1440 Dispersant (6 x 1 qt.) . . . . . . . . . . . . . . . . .   $25/box
   1440 Conversion/Fountain Solution Concentrate
      - 4 x 1 concen. gallon/box--mixes 5 liquid gallons
        per 1 dry gallon . . . . . . . . . . . . . . . . . . . .  $280/box
      - 4 x 1 quart/box--mixes 1 liquid gallon in each
        container provided . . . . . . . . . . . . . . . . . . .   $69/box
   1440 Non-ferrocyanide Fountain Solution Concentrate for
        magnetic ink users
      - 4 x 1 concen. gallon/box--mixes 10 liquid gallons
        per 1 dry gallon . . . . . . . . . . . . . . . . . . . .   $69/box
   1440 Standard Zinc Oxide Plates (2 rolls/carton):
      - 8" x 400 feet. . . . . . . . . . . . . . . . . . . . . . $[**]/roll
      - 9" x 400 feet. . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 10" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 11" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 12" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - 12-9/16" x 400 feet. . . . . . . . . . . . . . . . . . .  [**]/roll
      - 15" x 400 feet . . . . . . . . . . . . . . . . . . . . .  [**]/roll
      - additional sizes available upon request
   1440 Premium Zinc Oxide Plates (2 rolls/carton):
      - Specially formulated laser plates developed for
        long-run use with the 1440.
      Premium plates offer up to 10,000 run length.
      - 8" x 400 feet. . . . . . . . . . . . . . . . . . . . . .  $[**]/roll
      - 9" x 400 feet. . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 10" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 11" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 12" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - 14-9/16" x 400 feet. . . . . . . . . . . . . . . . . . .   [**]/roll
      - 15" x 400 feet . . . . . . . . . . . . . . . . . . . . .   [**]/roll
      - additional sizes available upon request

                                                     JOINT
                                                   U.S. SALES            OEM
                                                   ----------            ---
PRINTWARE TYPEFACE LIBRARY

   Downloadable typeface packages (4 typefaces/package):
   SPECIFY MAC OR DOS
      1 - 5 packages . . . . . . . . . . . . . . .   $149/pkg.       $105/pkg.
      6 - 10 packages. . . . . . . . . . . . . . .   $139/pkg.        $97/pkg.
      11 - 24 packages . . . . . . . . . . . . . .   $129/pkg.        $90/pkg.
      25 - 49 packages . . . . . . . . . . . . . .   $119/pkg.        $83/pkg.
      50 and up. . . . . . . . . . . . . . . . . .   $109/pkg.        $76/pkg.

   FontHelper Installation Kit - PC Screen Font
   Generation Program
      - Microsoft Windows or Xerox Ventura
        Publisher versions - please specify. .  . .   $50/each        $35/each

   Using fonts in multi-host environments:
      - 35 RESIDENT SCREEN FONTS: for Macintosh
        users only  . . . . . . . . . . . . . . . .       $125             $90
      - MAC: screen fonts for downloadable
        typeface packages*. . . . . . . . . . . .$50/first pkg   $35/first pkg
      - PC: character width tables for
        downloadable typeface packages.*. . . . .$25/add'l pkg   $18/add'l pkg

   FontHelper Installation Kit needed to create PC screen fonts (same order)
   * SCREEN FONTS/CHARACTER WIDTH TABLES CAN ONLY BE PURCHASED WITH CORRESPONDING LIBRARY FONT PURCHASE


                                 CONFIDENTIAL                         4

                                  SCHEDULE 1.2
                              PRINTWARE PRICE LIST
                                 April 15, 1991

PLAIN PAPER LASER PRINTERS:                               JOINT
                                                        U.S. SALES      OEM
                                                        ----------      ---
720 IQ PROFESSIONAL II SYSTEM. . . . . . . . . . . . .   $13,990     $9,095
   STANDARD CONFIG.: 720 IQ Laser Imager (1200x600
                     dpi plain paper laser imager)
                     720 IQ ZipRip-TM-
                       -  4 MB memory
                       -  68030 microprocessor
                       -  Printstyle interpreter
                       -  20 MB hard disk with 35
                          resident typefaces
                       -  Type 1 and Type 3 compatible
                       -  Diskette back-up of 35
                          resident typefaces (choice of
                          Mac or DOS media format)
                       -  Serial interface
                       -  Centronics parallel interface
                       -  AppleTalk (for Macintosh
                          connectivity)

   OPTIONS:          Memory - 4 MB increments. . . . .      $990       $645
                     Hard Disk:
                       -  40 MB hard drive . . . . . .      $825       $540
                       -  105 MB hard drive. . . . . .    $1,350       $880
                       -  210 MB hard drive. . . . . .    $2,225     $1,445

CONSUMABLES
                     Color Toner Station . . . . . . .      $250       $175
                        Red, Blue, or Brown
                     Toner:
                       - Black (4x250g). . . . . . . .      $225       $145
                       - Red (4x50g) . . . . . . . . .       $32        $21
                       - Blue (4x50g). . . . . . . . .       $32        $21
                       - Brown (4x50g) . . . . . . . .       $32        $21

DISCOUNTS FOR VOLUME PURCHASE (EXCLUDES CONSUMABLES)       JOINT
                                                         U.S. SALES     OEM
                                                         ----------     ---
Equipment Per End User - 4 to 10 systems delivered
  within 9 months of the first shipment                       5%         --

Quantity 1440 systems delivered first contract
  year:   25 - 74                                             --        12%
          75 - 99                                             --        20%
          100 +                                               --        23%

Quantity 1440 systems delivered second contract
  year:   25 - 74                                             --        12%
          75 - 99                                             --        20%
          100 +                                               --        23%

            PRINTWARE, INC.                      POLYCHROME CORPORATION

By     ______________________________   By     _______________________________
Title  ______________________________   Title  _______________________________
Date   ______________________________   Date   _______________________________



                                 CONFIDENTIAL                         5

                                  SCHEDULE 6.1

                          1991 STANDARD SERVICES RATES




          1.   Customer Support Services
               -    Service Technician
               -    Hardware or Software Support Specialist

               Rates
               -----

               Labor               $95 per hour

               Travel time         $50 per hour

               Plus travel expenses and materials

          2.   System Engineering Services

               -    Prospect's systems analysis
               -    Technical system proposal generation
               -    Post-sales system integration and acceptance

               Rates
               -----

               Labor               $125 per hour

               Travel time         $65 per hour

               Plus travel expenses and materials

                                                          APPENDIX II - 12-17-90

                         POLYCHROME TONER SPECIFICATION



TONER

          % Solid               10%
          Storage Temperature   Room Temperature (store in a cool dry place)
          Dilution              TBD
          Diluent               Isopar H
          Operating Temp.       Below 100DEG. F
          Shelf Life            1 year
          Fusing Temperature    120DEG. C

                                  SCHEDULE 8.1

                                 SPECIFICATIONS






                          ORGANIC PHOTOCONDUCTOR (OPC)
                      ELECTROSTATIC ALUMINUM PLATE MATERIAL




                              CONFIDENTIAL MATERIAL
                        NON-DISCLOSURE AGREEMENT REQUIRED



                      [*CONFIDENTIAL TREATMENT REQUESTED*]